UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Building 3 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the stockholders of Second Sight Medical Products, Inc. ("Second Sight") at the Annual Meeting of Stockholders held on May 15, 2015. The proposals acted upon by the stockholders are described in detail in Second Sight's Proxy Statement which was filed with the Securities and Exchange Commission on April 16, 2015. A total of 35,339,869 shares of Second Sight's common stock were entitled to vote as of the close of business on April 7, 2015, the record date for the Annual Meeting. There were 28,425,231 shares of common stock present in person or by proxy at the Annual Meeting.

Proposal 1: The stockholders elected each of the five director nominees to the Board of Directors of the Company to serve until the 2016 Annual Meeting of Stockholders and until his successor has been duly elected and qualifies, as follows:

		Votes	Broker
	Votes For	Withheld	Non-Votes
Robert J. Greenberg	25,015,102	51,648	3,358,481
Alfred E. Mann	23,819,130	306,612	4,299,489
William J. Link	23,834,204	291,538	4,299,489
Aaron Mendelsohn	23,837,589	288,153	4,299,489
Gregg Williams	23,835,604	290,138	4,299,489

Proposal 2: The stockholders approved an increase of the maximum number of shares of common stock that may be issued under Second Sight’s 2011 Equity Incentive Plan from 4 million shares to 6 million shares of common stock, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,930,526	137,555	57,661	4,299,489

Proposal 3: The stockholders approved the Second Sight Medical Products, Inc., 2015 Employee Stock Purchase Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,001,613	69,892	54,237	4,299,489

Proposal 4: The stockholders ratified the appointment of Gumbiner Savett Inc. as Second Sight’s independent registered public accounting firm for the year ending December 31, 2015, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,261,488	38,916	124,827	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer